UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2012

DDR Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement Amendments

On December 31, 2012, DDR Corp., an Ohio corporation (“DDR”), entered into an amendment to each of the following employment agreements, which were scheduled to expire by their terms on December 31, 2012: (1) the Amended and Restated Employment Agreement, dated July 29, 2009, with Daniel B. Hurwitz, DDR’s Chief Executive Officer (the “Hurwitz Agreement”); (2) the Employment Agreement, dated April 12, 2011, with David J. Oakes, DDR’s Senior Executive Vice President and Chief Financial Officer (the “Oakes Agreement”); and (3) the Employment Agreement, dated April 12, 2011, with Paul W. Freddo, DDR’s Senior Executive Vice President of Leasing and Development (the “Freddo Agreement”).

The Hurwitz Agreement was amended (the “Hurwitz Amendment”) to make the following material changes:

•	The term of the Hurwitz Agreement was extended for three years through December 31, 2015 (the “Extended Term”);

•	Mr. Hurwitz’s minimum base salary for the Extended Term is $750,000 per year, subject to such increases as DDR’s Executive Compensation Committee of the Board of Directors may approve;

•

Mr. Hurwitz’s annual incentive compensation during the Extended Term will be paid 50% in cash, 37.5% in restricted shares, and 12.5% in stock options and his annual incentive compensation opportunity at the threshold, target and maximum levels will be equal to 200%, 300% and 400%, respectively, of his year-end base salary;

•	The performance metrics for the annual incentive compensation program will remain Same Store EBITDA Growth, Relative Total Shareholder Return, and Strategic Objectives, weighted equally;

•	Mr. Hurwitz will be eligible to participate in DDR’s new 2013 Value Sharing Equity Program (“2013 VSEP”) and earn awards under the 2013 VSEP, as further described in this Current Report; and

•

Mr. Hurwitz’s lump sum cash severance payment for a termination without Cause (or a termination within two years following a Change in Control) will continue to be equal to: (1) if such a termination occurs during 2013, two times his base salary plus two times his 2013 target annual incentive compensation opportunity; (2) if such a termination occurs during 2014, the remaining amount of base salary payable through the end of 2015 plus two times his 2014 target annual incentive compensation opportunity; and (3) if such a termination occurs during 2015, the remaining amount of base salary payable through the end of 2015 plus one times his 2015 target annual incentive compensation opportunity.

The Oakes Agreement was amended (the “Oakes Amendment”), and the Freddo Agreement was amended (the “Freddo Amendment”) to make the following material changes:

•	The term of the Oakes Agreement and the Freddo Agreement was extended for three years through December 31, 2015 (again, the “Extended Term”);

•

Mr. Oakes’ minimum base salary for the Extended Term will be $525,000 per year and Mr. Freddo’s minimum base salary for the Extended Term will be $440,000 per year, each subject to such increases as approved by DDR;

•

Messrs. Oakes and Freddo’s annual incentive compensation during the Extended Term will be paid 50% in cash, 37.5% in restricted shares, and 12.5% in stock options, Mr. Oakes’ annual incentive compensation opportunity at the threshold, target and maximum levels will be equal to 200%, 300% and 400%, respectively, of his year-end base salary, and Mr. Freddo’s annual incentive compensation opportunity at the threshold, target and maximum levels will be equal to 100%, 200% and 300%, respectively, of his year-end base salary;

•

The annual incentive compensation opportunity during the Extended Period described in the prior paragraph will be paid in lieu of the annual cash and equity bonuses for which they were eligible in 2011 and 2012; and

•

The performance metrics for the annual incentive compensation program for both Messrs. Oakes and Freddo will be Same Store EBITDA Growth, Relative Total Shareholder Return, and Strategic Objectives, weighted equally.

Messrs. Oakes and Freddo will also be eligible to participate in the 2013 VSEP and earn awards under the 2013 VSEP, as further described in this Current Report.

In addition, on December 31, 2012, DDR’s Board of Directors approved a transition of the office of President from Mr. Hurwitz to Mr. Oakes effective January 1, 2013, which transition is reflected in the Hurwitz Amendment and the Oakes Amendment. Effective January 1, 2013, Mr. Oakes, age 34, will hold the title of President and Chief Financial Officer. Mr. Oakes has served as Senior Executive Vice President and Chief Financial Officer since February 2010, and previously served as Senior Executive Vice President of Finance and Chief Investment Officer from December 2008 to February 2010 and as Executive Vice President of Finance and Chief Investment Officer from April 2007 to December 2008.

The Hurwitz Agreement, the Oakes Agreement and the Freddo Agreement, as amended, otherwise continue in full force and effect in accordance with their terms. The Hurwitz Amendment, Oakes Amendment and Freddo Amendment are incorporated herein by reference to Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and the foregoing description of these amendments is qualified in its entirety by reference to the full text of such amendments.

2013 Value Sharing Equity Program

On December 31, 2012, the Company adopted the 2013 VSEP, and the Board made awards to 59 officers, effective January 1, 2013, as participants under the 2013 VSEP. 2013 VSEP awards, if earned, may result in the granting of common shares of the Company to participants on future measurement dates over three years, subject to an additional time-based vesting schedule. As a result, in general, the total compensation available to participants under the 2013 VSEP, if any, will be fully earned only after seven years (the three-year performance period and the final four-year time-based vesting period).

The 2013 VSEP was adopted pursuant to, and operates subject to the terms and conditions of, DDR’s 2012 Equity and Incentive Compensation Plan (or any successor thereto) (the “2012 Equity Plan”), and is designed to allow DDR to reward participants for superior financial performance and allow them to share in “value created” (as defined below), based upon (1) increases in DDR’s adjusted market capitalization over pre-established periods of time and (2) increases in relative total shareholder return of DDR as compared to the performance of the FTSE NAREIT Equity REITs Total Return Index for the FTSE International Limited NAREIT U.S. Real Estate Index Series (the “NAREIT Index”). Under the 2013 VSEP, participants are granted two types of performance-based awards – a “relative performance award” and an “absolute performance award” – that, if earned, are settled with DDR common shares that are generally subject to additional time-based vesting requirements for a period of four years.

Absolute Performance Awards. Under the absolute performance awards, on five specified measurement dates (occurring on December 31, 2013 and approximately every six months thereafter through December 31, 2015), DDR will measure the “Value Created” during the period between the start of the 2013 VSEP and the applicable measurement date. Value Created is measured for each period for the absolute performance awards as the increase in DDR’s market capitalization (i.e., the product of DDR’s five-day trailing average share price as of each measurement date (price-only appreciation, not total shareholder return) and the number of shares outstanding as of the measurement date), as adjusted for equity issuances and/or equity repurchases, between the start of the 2013 VSEP and the applicable measurement date. The share price used for purposes of determining Value Created for the absolute performance awards during any measurement period is capped based on an 8.0% per year compound annual growth rate for DDR shares from the start of the 2013 VSEP through the end of 2015 (the “Maximum Ending Share Price”).

Each participant has been assigned a “percentage share” of the Value Created for the absolute performance awards, but the total share of Value Created for all participants for the absolute performance awards is capped at $18.0 million (the aggregate percentage share for all participants for the absolute performance awards is 1.4133%). As a result, each participant’s total share of Value Created for the absolute performance awards is capped at an individual maximum limit. The percentage shares for the absolute performance awards for the named executive officers who are participants are: Mr. Hurwitz, 0.2359%; Mr. Oakes, 0.1180%; Mr. Freddo, 0.0885%; and Ms. Vesy, 0.0442%. After the first measurement date, each participant will earn DDR common shares with an aggregate value equal to two-sixths of the participant’s percentage share of the Value Created for this award. After each of the next three measurement dates, each participant will earn DDR common shares with an aggregate value equal to three-sixths, then four-sixths, and then five-sixths, respectively, of the participant’s percentage share of the Value Created for this award. After the final measurement date (or, if earlier, upon a change in control, as defined in the 2013 VSEP), each participant will earn DDR common shares with an aggregate value equal to the participant’s full percentage share of the Value Created. In addition, for each measurement date, the number of DDR common shares earned by a participant will be reduced by the number of DDR common shares previously earned by the participant for prior measurement periods.

The DDR shares that are earned under the absolute performance awards will be generally issued within 10 days after the measurement period, and, unless otherwise determined by DDR, 80% of such shares will be subject to additional time-based restrictions that are expected to lapse in 20% annual increments on each of the first four anniversaries of the end of the measurement period, subject to (1) accelerated vesting at DDR’s discretion or upon the participant’s death or disability, or (2) continued time-based vesting if required under certain executive employment agreements or for a termination of a participant’s employment without cause.

In the event that a change in control occurs before the 2013 VSEP’s final measurement date, unless a replacement award is provided as described in the 2013 VSEP, the date of the change in control will be deemed the final measurement date and each participant will be entitled to earn a final amount of DDR common shares for the Value Created as of the date of the change in control. Participants will also be entitled to earn a pro rata amount of DDR common shares if they die, become disabled or are terminated without cause during the 2013 VSEP measurement periods. Participants will generally forfeit any future absolute performance award opportunities and their earned but unvested DDR common shares if their employment with DDR is otherwise terminated.

Relative Performance Awards. Under the relative performance awards, on December 31, 2015 (or, if earlier, upon a change in control), DDR will compare its dividend-adjusted share price performance during the period between the start of the 2013 VSEP and December 31, 2015 to the performance of a comparable hypothetical investment in the NAREIT Index (in each case as adjusted for equity issuances and/or equity repurchases during the same period). No relative performance awards will be earned by participants unless and until the absolute performance awards have already been earned by DDR achieving its Maximum Ending Share Price, and thus achieving maximum performance for the absolute performance awards.

If DDR’s relative performance exceeds the NAREIT Index, then the relative performance awards may be earned provided certain conditions are met. First, DDR’s five-day trailing average share price as of December 31, 2015 must be equal to or exceed the Maximum Ending Share Price. Second, the participant must be employed with DDR on the measurement date for the relative performance awards. If, after satisfaction of those conditions, DDR’s relative performance exceeds the NAREIT Index performance (subject to a not-less-than-minimum level of NAREIT Index performance), then each participant will earn DDR common shares based on the participant’s full “percentage share” of the Value Created for the relative performance awards, which percentage shares have been assigned by DDR. The total share of Value Created for all participants for the relative performance awards is capped at $36.0 million (the aggregate percentage share for all participants for the relative performance awards is 1.9337%), and, as a result, each participant’s total share of Value Created for the relative performance awards is capped at an individual maximum limit. The percentage shares for the relative performance awards for the named executive officers who are participants are: Mr. Hurwitz, 0.3228%; Mr. Oakes, 0.1614%; Mr. Freddo, 0.1210%; and Ms. Vesy, 0.0605%.

The DDR shares that are earned under the relative performance awards will be generally issued within 10 days after the December 31, 2015 measurement date, and, unless otherwise determined by DDR, 80% of such shares will be subject to additional time-based restrictions that are expected to lapse in 20% annual increments on each of the first four anniversaries of the measurement date, subject to (1) accelerated vesting at DDR’s discretion or upon the participant’s death or disability, or (2) continued vesting if required under certain executive employment agreements or for a termination of the participant’s employment without cause. In the event that a change in control occurs before the December 31, 2015 measurement date for the relative performance awards, the date of the change in control will be deemed the applicable measurement date for purposes of the relative performance awards.

The 2013 VSEP and the absolute performance awards and relative performance awards granted under the 2013 VSEP will be subject to the terms of the 2012 Equity Plan and its limits. In addition, if DDR is unable to issue common shares under the 2012 Equity Plan to settle these awards, DDR will take the necessary or advisable steps to otherwise settle the awards at that time.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment to the Amended and Restated Employment Agreement, dated December 31, 2012, by and between DDR Corp. and Daniel B. Hurwitz

10.2	First Amendment to the Employment Agreement, dated December 31, 2012, by and between DDR Corp. and David J. Oakes

10.3	First Amendment to the Employment Agreement, dated December 31, 2012, by and between DDR Corp. and Paul W. Freddo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

By:	/s/ David J. Oakes
Name:	David J. Oakes
Title:	President & Chief Financial Officer

Date: January 2, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to the Amended and Restated Employment Agreement, dated December 31, 2012, by and between DDR Corp. and Daniel B. Hurwitz

10.2	First Amendment to the Employment Agreement, dated December 31, 2012, by and between DDR Corp. and David J. Oakes

10.3	First Amendment to the Employment Agreement, dated December 31, 2012, by and between DDR Corp. and Paul W. Freddo